Exhibit 99.3

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
SUMMARY SEGMENT TOTALS
FOR THE THREE MONTHS ENDED JUNE 30, 2004 AND 2003
(IN THOUSANDS)

	06/30/04	06/30/03	2004 VS. 2003	06/30/04	06/30/03	2004 VS. 2003
	GROSS	GROSS	%	GROSS	GROSS	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	198,615	147,163	35.0%	191,463	125,341	52.8%
SPECIALTY LINES	46,438	38,002	22.2%	41,553	33,512	24.0%
PERSONAL LINES	35,329	25,742	37.2%	25,707	21,343	20.4%

TOTAL ALL LINES	280,382	210,907	32.9%	258,723	180,196	43.6%

		06/30/03			06/30/03
	06/30/04	RESTATED	2004 VS. 2003	06/30/04	RESTATED	2004 VS. 2003
	NET	NET	%	NET	NET	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	165,024	60,880	171.1%	146,634	90,144	62.7%
SPECIALTY LINES	38,143	14,852	156.8%	31,603	24,861	27.1%
PERSONAL LINES	21,031	4,371	381.1%	11,326	8,344	35.7%

TOTAL ALL LINES	224,198	80,103	179.9%	189,563	123,349	53.7%